TS&B HOLDINGS TO FILE ANNUAL 10K REPORT WITH SEC –SIGNIFICANT GAINS EXPECTED

ORLANDO, Fla., September 21, 2004 (Businesswire) — James V. Sadrianna, the Chief Financial Officer of TS&B Holdings, Inc. (“Company” or “TS&B”) (OTC BB:TSBI) , reported to management that the Company’s 10K Annual Report will be filed with the SEC by September 30, 2004. It is estimated that the Form10K will show a substantial increase in total portfolio assets to $2.257M and operating revenue of $800,000 and total revenue of approximately $2.5M versus the 2003 Form10K. James V. Sadrianna stated, “This quarter has fulfilled our projected results from the third quarter financials. Shareholders can expect continued growth as the Company executes its business plan as a Business Development Company.”

	Revenue comparison
Yr End June 03 (act)	Third Qtr 2004	Yr end 2004 (est)*
$46,200	$10,000	$2.5MM est
		*TS&B elected BDC status in January 2004

James J. Jenkins, CEO stated, “The Board is very pleased by the Company’s anticipated fourth quarter results. We are still working with preliminary numbers but there should not be any substantive changes between now and the filing of the 10K. Of equal importance, is that our first quarter results should be just as favorable. The management has worked very hard to bring the Company to its present state. We have a dedicated group of professionals and we are proud of our accomplishments.”

About TS&B Holdings Inc.

TS&B Holdings Inc., is a Business Development Company under the Investment Act of 1940 aggressively seeking opportunities in emerging and fast growth industries.

Safe Harbor

The statements made in this release constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, changing economic conditions, interest rates trends, continued acceptance of the Company’s products in the marketplace, competitive factors and other risks detailed in the Company’s periodic report Filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Warren White Jack Craig	KMA Capital Partners, Ltd. 7380 Sand Lake Road, #500 Sand Lake Center IV Orlando, Florida 32819 Ph: 407-352-3957 Fax: 270-675-5103 info@KMAcapital.com www.KMAcapital.com